As filed with the Securities and Exchange Commission on September 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Delaware	48-1293684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Patton Road

St. Paul, MN 55113

(Address, including zip code, of registrant’s principal executive offices)

ENTEROMEDICS INC. AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

(Full title of the plan)

Greg S. Lea

Chief Financial Officer and Secretary

EnteroMedics Inc.

2800 Patton Road

St. Paul, MN 55113

(651) 634-3003

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark, whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock ($0.01 par value per share)	8,000,000	$3.93(2)	$31,440,000(2)	$3,604

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of EnteroMedics Inc. common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the EnteroMedics Inc. 2003 Stock Incentive Plan.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act, based on the average of the high and low sale prices of EnteroMedics Inc.’s common stock as reported on the NASDAQ Capital Market on September 26, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of EnteroMedics Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register an additional 8,000,000 shares of common stock, par value $0.01 per share, of the Company issuable pursuant to the Company’s 2003 Stock Incentive Plan. These additional shares were authorized as part of the amendments included in the Amended and Restated 2003 Stock Incentive Plan, which was approved by the stockholders at the Company’s special meeting of stockholders on September 27, 2012. The remaining shares of common stock issuable under the Company’s Amended and Restated 2003 Stock Incentive Plan have been previously registered by Registration Statements on Form S-8 (Registration Nos. 333-149662, 333-159592, 333-171244 and 333-176174), which registration statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information, which EnteroMedics Inc. (the “Company”) has filed with the Securities and Exchange Commission (“SEC”), are hereby incorporated by reference into this Registration Statement on Form S-8:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011;

2.	The Company’s Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012;

3.	The Company’s Current Reports on Form 8-K filed with the SEC on January 26, 2012 (only with respect to Item 8.01), February 21, 2012, April 3, 2012 (two reports), April 17, 2012, May 11, 2012, July 13, 2012 and September 28, 2012; and

4.	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on November 8, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 8. Exhibits.

4.1	Fifth Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.2 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 filed on November 9, 2007 (File No. 333-143265)).

4.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2009 (File No. 1-33818)).

4.3	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 13, 2010 (File No. 1-33818)).

4.4	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2012 (File No. 1-33818)).

4.5	Amended and Restated Bylaws of the Company, as currently in effect. (Incorporated herein by reference to Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on July 6, 2007 (File No. 333-143265)).

4.6	Amended and Restated 2003 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 27, 2012 (File No. 1-33818)).

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Paul, State of Minnesota, on the 28th day of September, 2012.

ENTEROMEDICS INC.

By:	/s/ Mark B. Knudson, Ph.D.
Mark B. Knudson, Ph.D.
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark B. Knudson and Greg S. Lea, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of EnteroMedics Inc. pursuant to the EnteroMedics Inc. Amended and Restated 2003 Stock Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark B. Knudson, Ph.D.	President and Chief Executive Officer, Chairman and Director	September 28, 2012
Mark B. Knudson, Ph.D.	(principal executive officer)

/s/ Greg S. Lea	Senior Vice President and Chief Financial Officer	September 28, 2012
Greg S. Lea	(principal financial and accounting officer)

/s/ Luke Evnin, Ph.D.	Director	September 28, 2012
Luke Evnin, Ph.D.

/s/ Catherine Friedman	Director	September 28, 2012
Catherine Friedman

/s/ Carl Goldfischer, M.D.	Director	September 28, 2012
Carl Goldfischer, M.D.

/s/ Bobby I. Griffin	Director	September 28, 2012
Bobby I. Griffin

/s/ Anthony P. Jansz	Director	September 28, 2012
Anthony P. Jansz

/s/ Paul H. Klingenstein	Director	September 28, 2012
Paul H. Klingenstein

/s/ Nicholas L. Teti, Jr.	Director	September 28, 2012
Nicholas L. Teti, Jr.

/s/ Jon T. Tremmel	Director	September 28, 2012
Jon T. Tremmel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fifth Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.2 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 filed on November 9, 2007 (File No. 333-143265)).

4.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2009 (File No. 1-33818)).

4.3	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 13, 2010 (File No. 1-33818)).

4.4	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2012 (File No. 1-33818)).

4.5	Amended and Restated Bylaws of the Company, as currently in effect. (Incorporated herein by reference to Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on July 6, 2007 (File No. 333-143265)).

4.6	Amended and Restated 2003 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 27, 2012 (File No. 1-33818)).

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page to this Registration Statement).